                                                           Registration No. 333-
                                                             Filed July 20, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             Homestead Bancorp, Inc.
--------------------------------------------------------------------------------
    (Exact Name of Registrant as Specified in its Articles of Incorporation)

      Louisiana                                         72-1416514
----------------------                      -----------------------------------
State of Incorporation)                     (I.R.S. Employer Identification No.)


                             195 North Sixth Street
                          Ponchatoula, Louisiana 70454
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


     Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                                           Copies to:
Lawrence C. Caldwell, Jr.                  Gerald F. Heupel, Jr., Esq.
President and Chief Executive Officer      Elias, Matz, Tiernan & Herrick L.L.P.
Homestead Bancorp, Inc.                    734 15th Street, N.W.
195 North Sixth Street                     Washington, D.C.  20005
Ponchatoula, Louisiana  70454              (202) 347-0300
---------------------------------------
(Name and Address of Agent For Service)

(504) 386-3379
---------------------------------------
(Telephone Number, Including Area Code, of
   Agent for Service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
        Title of
       Securities                 Amount               Proposed Maximum               Proposed Maximum              Amount of
          to be                   to be                 Offering Price                   Aggregate                Registration
       Registered               Registered               Per Share(2)                Offering Price(2)                 Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,
 par value
 $.01                            50,000(1)                  $10.00                      $500,000.00                  $147.50

------------------------------------------------------------------------------------------------------------------------------

(1) Represents an estimate of such presently undeterminable number of shares as may be purchased with contributions by Homestead Bancorp, Inc. (the "Company"), Ponchatoula Homestead Savings, F.A. (the "Association") and employees to the Ponchatoula Homestead Association Employees 401(k) Profit Sharing Plan (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share equals the price at which the Company sold shares of its common stock on July 17, 1998 in connection with the conversion of Homestead Mutual Holding Company (the "MHC") and the reorganization of the Association from the mutual holding company structure to the stock holding company structure, which transactions were consummated on July 17, 1998.

                           --------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                     PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

               (a) The Company's prospectus and prospectus supplement ("Prospectus") included in its Registration Statement on Form SB-2 (File No. 333-49277).

               (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

               (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on June 23, 1998 (File No. 000-24513).

               (d) All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         In accordance with the Business Corporation Law of the State of Louisiana, Article 8 of the Company's Articles of Incorporation provides as follows:

     Article 8. Indemnification, etc. of Officers, Directors, Employees and
                Agents.

         A. Personal Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

         C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 8.

         F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this
Article 8.

         G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

Item 7. Exemption from Registration Claimed.

         Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

         The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


         No.           Exhibit
         ---           -------

         24            Power of attorney for any subsequent amendments
                       (located in the signature pages of this Registration
                       Statement).

         The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification, of the Plan.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponchatoula, State of Louisiana, on this 17th day of July, 1998.

                                       HOMESTEAD BANCORP, INC.



                                       By: /s/ Lawrence C. Caldwell, Jr.
                                           ------------------------------------
                                           Lawrence C. Caldwell, Jr.
                                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Lawrence C. Caldwell, Jr. his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


                       Name                                      Title                         Date
-----------------------------------------------    -------------------------------    --------------------



/s/ Lawrence C. Caldwell, Jr.
-------------------------------------              Director, President and                 July 17, 1998
Lawrence C. Caldwell, Jr.                          Chief Executive Officer



/s/ Milton J. Schanzbach
-------------------------------------              Chairman of the Board                   July 17, 1998
Milton J. Schanzbach



/s/ Barbara B. Theriot
---------------------------------------            Director, Secretary and                 July 17, 1998
Barbara B. Theriot                                 Treasurer (principal
                                                   financial and
                                                   accounting officer)



/s/ John C. Bohning
---------------------------------------            Director                                July 17, 1998
John C. Bohning



                       Name                                      Title                         Date
-----------------------------------------------    -------------------------------    --------------------



---------------------------------------            Director                                July __, 1998
Robert H. Gabriel



/s/ Dennis E. James
---------------------------------------            Director                                July 17, 1998
Dennis E. James



/s/ Allen B. Pierson, Jr.
----------------------------------------           Director                                July 17, 1998
Allen B. Pierson, Jr.


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator and the trustees of the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponchatoula, State of Louisiana, on July 17, 1998.


                               PONCHATOULA HOMESTEAD ASSOCIATION
                               EMPLOYEES 401(K) PROFIT SHARING PLAN



                      By:      /s/ Lawrence C. Caldwell, Jr.
                               -----------------------------------------------
                               Lawrence C. Caldwell, Jr., on behalf of
                               Ponchatoula Homestead Savings, F.A. as the Plan Administrator


                               TRUSTEES



                               /s/ Lawrence C. Caldwell, Jr.
                               -----------------------------------------------
                               Lawrence C. Caldwell, Jr.



                               /s/ Dennis E. James
                               -----------------------------------------------
                               Dennis E. James



                               /s/ Kelly B. Morse
                               -----------------------------------------------
                               Kelly B. Morse